Exhibit (b)(ii)

UNITED MICROELECTRONICS CORPORATION

3 LI-HSIN ROAD II, SCIENCE-BASED INDUSTRIAL PARK, HSIN-CHU,

TAIWAN, REPUBLIC OF CHINA

Citibank, N.A. - ADR Department 111 Wall Street New York, New York 10043	As of August 19, 2003

Teco Electric & Machinery Co., Ltd Zero Coupon Exchangeable Bonds Due 2008

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of September 21, 2000, as amended from time to time (the "Deposit Agreement"), by and among United Microelectronics Corporation, a company incorporated under the laws of the Republic of China (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and the Holders and Beneficial Owners of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "ADRs") issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

Teco Electric & Machinery Co., Ltd ("Teco") has sold, in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation S ("Reg S") Zero Coupon Exchangeable Bonds due 2008 in the aggregate principal amount of US$62,500,000.00 (the bonds so sold by Teco, the "Bonds"), each Bond exchangeable on or after August 29, 2003 at the option of the holder (such holder, an "Exchangeable Bondholder") into (a) the Company's common shares, par value NT$10 per share (the "Shares"), or (b) the Company's American Depositary Shares (the "ADSs"), each ADS representing five (5) Shares, in each case upon the terms and conditions set forth in (i) the Indenture, dated as of July 29, 2003 (the "Indenture"), by and between Teco and the Bank of New York as trustee (the "Trustee"), and (ii) the Agency Agreement, dated as of July 29, 2003 (the "Agency Agreement"), by and among Teco, the Trustee, the exchange agents, the paying agents, the transfer agents and the registrar named therein.

The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the issuance of ADSs upon deposit of Shares by Teco upon the exchange of Bonds in accordance with the terms and conditions of the indenture (such Shares, the "Exchange Shares"). The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit to the next amendment to the Registration Statement on Form F-6 of the Company filed with the Commission in respect of the ADSs and shall be filed by the Company with governmental authorities in the ROC if required in accordance with applicable ROC laws and regulations.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Teco, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement as follows:

1. Authority to Accept Deposit of Shares and Issue ADSs. Teco hereby confirms that the ROC Securities and Futures Commission (the "ROC SFC") has approved the issue of the Bonds, thereby increasing the size of the depositary receipt facility of the Company to allow the deposit by Teco of Exchange Shares in connection with the exchange of Bonds and authorizes and based on the foregoing confirmation the Company directs the Depositary to accept the deposit of Exchange Shares by Teco on behalf of Exchanging Bondholders upon the exchange of Bonds only upon receipt by the Depositary from the Exchange Agent of a copy of the completed and signed Bond Exchange Notice substantially in the form attached hereto as Exhibit A (the "Bond Exchange Notice"), and to issue in respect thereof ADSs that are fully fungible with the ADSs outstanding under the Deposit Agreement. Nothing contained herein shall obligate the Depositary to treat the ADSs issued upon exchange of the Bonds differently from ADSs issued under the Deposit Agreement except as specifically set forth herein.

The Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to establish procedures to enable the deposit of Exchange Shares with the Custodian by Teco on behalf of the Exchanging Bondholders upon the exchange of Bonds in order to enable the issuance by the Depositary to the Exchanging Bondholders of ownership interests in Exchange Shares in the form of ADSs issued pursuant to the terms of the Deposit Agreement and this Letter Agreement and to issue and deliver ADSs to the applicable Exchanging Bondholders, in each case upon the terms set forth herein, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit of Exchange Shares and issuing ADSs (as set forth in Section 5.9 and Exhibit B of the Deposit Agreement); provided that nothing contained herein shall obligate the Company to pay any fee or charge for the deposit of Exchange Shares and the issuance of ADSs.

2. Teco Assistance. Teco agrees to provide commercially reasonable assistance to the Depositary upon the request of the Depositary (in each case, within the terms and conditions hereof) in connection with the establishment of procedures to enable the acceptance of the deposit by Teco on behalf of Exchanging Bondholder(s) of the Exchange Shares with the Custodian, the issuance of ADSs to the Exchanging Bondholder(s), the delivery of ADRs to the Exchanging Bondholder(s), and the transfer of such ADRs (and the ADSs represented thereby) by the Exchanging Bondholder(s). Teco shall, immediately upon being notified by the Bank of New York that it has received a Bond Exchange Notice requesting the issuance of ADSs, request the Bank of New York to forward a copy of such Bond Exchange Notice (including the certifications by the Exchanging Bondholder(s) contained therein) to the Company and the Depositary. Teco shall also deliver to the Depositary (i) a copy of the approval letter (translated into English) from the ROC SFC approving the issue of the Bonds; (ii) an opinion of U.S. counsel stating that the Bonds have been issued and, the Shares and ADSs are to be issued upon conversion of the Bonds pursuant to Reg S and are exempt from registration under the Securities Act and (iii) an opinion from ROC counsel.

3. Representations and Warranties. Teco hereby represents and warrants, that the Exchange Shares to be deposited by Teco on behalf of the Exchanging Bondholder(s) for the purpose of the issuance of ADSs will, at the time of deposit, be validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, and rank pari passu with respect to the other Shares on deposit under the Deposit Agreement that are not Exchange Shares. Such representations and warranties shall survive the deposit of the Exchange Shares, the issuance of ADSs and the delivery of ADRs in respect thereof.

4. Indemnity. Teco agrees to indemnify the Company, the Depositary and the Custodian against, and hold each of them harmless from, any direct loss, damage, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (a) out of, or in connection with, the issuance of ADSs upon the terms hereof, or (b) out of acts performed or omitted in connection with this Letter Agreement, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Company, except to the extent such loss, liability, tax, charge or expense is due to the Company's gross negligence or wilful misconduct, (ii) by the Depositary, or the Custodian, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (iii) by Teco.

The obligations set forth in this Section 4 shall survive the termination of this Letter Agreement and the succession or substitution of any party thereto.

5. Governing Law. This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York.

The Company, Teco and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

TECO ELECTRIC & MACHINERY CO., LTD

By:	/s/ Sheng-Chyuan Lin
Sheng-Chyuan Lin, Vice Chairman

UNITED MICROELECTRONICS CORPORATION

By:	/s/ Stan Hung
Stan Hung, CFO

Agreed to as of the date set forth above:

CITIBANK, N.A.,

By:	/s/ Susan A. Lucanto
Susan A. Lucanto

EXHIBIT A

BOND EXCHANGE NOTICE

TECO ELECTRIC & MACHINERY CO., LTD

US$•,000,000

Zero Coupon Exchangeable Bonds Due 2008

PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE

COMPLETING THIS NOTICE

Please fax the completed Bond Exchange Notice to the following two recipients:

The Bank of New York - Exchange Agent

•

Fax No.: •

Attention: •

Copy to:

Teco Electric & Machinery Co., Ltd - Issuer

5F, No 19-9, San Chong Road

Nan-Kang

Taipei, Taiwan, the ROC

Fax No.: •

Attention: •

Please enter principal amount and serial or identifying numbers of Bonds to be exchanged:

Total principal amount of Bonds to be exchanged:

Serial or identifying number of Bonds*:

ISIN number of Bonds:

*	Not required for Bonds represented by the Global Bond.

TO:	The Bank of New York - Exchange Agent
Citibank, N.A., Taipei Branch - Custodian
Citibank, N.A., New York - ADR Broker Services
Teco Electric & Machinery Co., Ltd (the "Issuer" or the "Company")

1/We, being the holder of the Bonds specified above, hereby irrevocably elect to exchange such Bonds or portion thereof (which is US$1,000.00 or an integral multiple of US$1,000.00 in excess thereof) into (A) common shares of United Microelectronics Corporation ("UMC"), par value NT$10 per share ("Shares"); or (B) American Depositary Shares ("ADS(s)"), each ADS representing five (5) Shares, in each case in accordance with Article [12] of the Indenture, dated •, 2003 by and between the Issuer and Citibank, N.A. (the "Indenture").

Please complete Item A or Item B below:

A.	Check here ☐ and complete items 1 and 2 below if you wish to receive Shares upon exchange of Bonds:

1.	Name and address of the person in whose name Shares are to be registered upon exchange of the Bonds:

Name:

Address:

2.	I/We hereby request that the certificate for the Shares (together with any cash) delivered upon exchange of the Bonds specified above be registered in the name of the person specified in item 1 above and be delivered to the local agent (custodian) in Taiwan whose name and address is given below and to be credited to the account of such person specified below:

Name of Agent:

Address:

Account Number in Taiwan Securities Central Depositary Co. Ltd.

Contact Person:

Telephone No.:

Email of contact person:

Fax No.:

OR

B.	Check here ☐ if you wish to receive ADSs upon exchange of the above Bonds and complete grid below.

Delivery Instructions for ADSs:

I/We hereby represents and warrants that I/we have the full right or am/are duly authorized to deposit the respective Exchanged Shares into the depositary receipt facility and the respective Exchange Shares are free and clear of any lien, encumbrances, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and the respective Exchange Shares presented for deposit have not been stripped of any rights or entitlements.

DTC Participant Account No.:*

Account No. for investor at DTC Participant (f/b/o information):

Contact person at DTC Participant:

Daytime Telephone number of contact person at DTC Participant:

Email of contact persona at DTC Participant:

*	The ADSs will be delivered to DTC participant specified above on RVP/DVP basis against payment by me/us of Depositary issuance fee of up to US$0.05 per ADS issued.

Please read and complete Items C through H below:

C.	The Bonds exchanged hereby and any documents required in relation to the declarations below or to verify the same accompany this form.

D.	I/We hereby declare that I/we have been notified by the Issuer that UMC's register of shareholders may be closed from time to time. I/We hereby declare that any applicable condition to exchange of the Bonds, if any, has been complied with by me/us; that I/we am/are not acting on behalf of the Issuer or any of its affiliates and that the Shares issued upon exchange have not been and, when received by the exchanging Bondholder, will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or with any securities regulatory authority in any state or jurisdiction of the United States.

E.	I/We certify that either:

(a)	I/We are, or at the time the Shares issued upon exchange of the Bond are deposited (and the ADSs issuable in respect thereof are issued, if applicable) will be, the beneficial owner of the Shares (or of the ADSs, if applicable), and:

(i)	I/We (i) are not a U.S. person (as defined in Regulation S under the Securities Act) and we are located outside the United States (within the meaning of Regulation S under the Securities Act), (ii) acquired, or have agreed to acquire and will have acquired, the Bonds exchanged into the Shares in an offshore transaction (within the meaning of Regulation S under the Securities Act), (iii) acknowledge the Shares to be received upon exchange of the Bonds (and to be deposited, if applicable) have not been registered under the Securities Act or with the securities regulatory authority of any state of the United States.

(ii)	we are not an "affiliate" of the Issuer or a person acting on behalf of such an "affiliate", and

(iii)	we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the Shares to be deposited from the Issuer or any affiliate thereof in a "distribution" of ADSs.

F.	I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on exchange of the Bonds in the jurisdiction where the Bonds are delivered to the Exchange Agent have been paid.

G.	I/We are providing the information below to enable the Issuer and UMC to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Issuer and UMC will rely on the information provided herein for such purpose. I/We also agree that the Issuer and UMC may provide or report such information for such purpose.

I/We certify that:

[tick one]

☐	(i) I am not/None of we are a “Related Person” of the Issuer or UMC (as defined below).

☐	(ii) I, or the person whose name and nationality is is a “Related Person” of the Issuer or UMC (as defined below).

H.	Exchanging Bondholder Information and Signature:

Please complete the following information with respect to the exchanging Bondholder

Name:

Date:

Signature:

Nationality:

Address:

Contact Person:

Daytime Telephone No.:

Fax No.:

Email Address:

For Exchange Agent's use only:

1.	(A)	Bonds exchange identification reference: •

	(B)	Deposit Date:

	(C)	Exchange Date:

2.	(A)	Aggregate principal amount of Bonds deposited for exchange:

	(B)	Exchange Price on Exchange Date:

	(C)	Number of Shares deliverable:

(disregard fractions)

	(D)	Number of ADSs deliverable:

(disregard fractions)

3.	ADS issuance fees:

(only if ADSs being delivered)

4.	(If applicable) amount of cash payment due to exchanging Holder in respect of fractions of Shares or of ADSs:

N.B. The Exchange Agent must complete items 1 and 2 and (if applicable), 3 and 4.

Instructions to the Exchange Agent:

1.	If Shares are to be delivered, a copy of the Exchange Notice shall be forwarded to the Company at:

Teco Electric & Machinery Co., Ltd
5F, No 19-9, San Chong Road
Nan-Kang, Taipei
Taiwan
Republic of China
Facsimile:

Attention:

2.	If ADSs are to be delivered, a copy of the Exchange Notice shall be forwarded to:

(a)	the Company;

(b)	Citibank, N.A. - Taipei
Facsimile: 886 2 2578 5292
Attention: Michelle C.L. Lin/ Jessie Chao

(c)	Citibank, N.A., New York -ADR Broker Services
Facsimile: 212 825 2029
Attention: ADR Broker Services

(d)	UMC;

United Microelectronics Corp. - Taipei
Facsimile: 886 2 2755 2418
Attention: Finance Division

BONDS

1.	This Exchange Notice will be void unless the applicable Sections A through H above are duly completed and must be deposited during the Exchange Period.

2.	Your attention is drawn to Section • of the Indenture with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively deposited for exchange.

3.	If a retroactive adjustment of the Exchange Price contemplated by the terms and conditions of the Bonds is required in respect of a exchange of Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Exchange Notice.

4.	A person or entity is deemed to be a "Related Person" of the Issuer or UMC if the person or entity is:

(a)	(i) a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the chairman of the Issuer or UMC, or the spouse or member of the immediate second family of the chairman of the board of directors or general manager of the Issuer or UMC;

(ii) a non-profit organization of which the funds donated from the Issuer or UMC exceeds one-third of the non-profit organization’s total fund;

(iii) a director, supervisor or general manager, vice-general manager, assistance vice-general manager, or departmental head reporting to the general manager,

(iv) the spouse of a director, supervisor or general manager of the Issuer or UMC;

(v) a member of the immediate or second immediate families of the Issuer's or UMC's chairman of the board of directors of general manager;

(vi) an investee accounted for by the equity method; or

(vii) an investor who uses the equity method to account for the investment in the enterprise.

OR

(b)	a person or entity that has control or influence over the Issuer or UMC.